EXHIBIT A

                             JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below each hereby agrees that the Schedule 13G/A filed herewith and any amendments thereto relating to the acquisition of shares of the Common Stock of Shared Technologies Cellular, Inc. is filed jointly on behalf of each such person.

Dated: February 5, 2001


                                              /s/ George W. Mauerman
                                            -----------------------------
                                              George W. Mauerman

                                              /s/ George S. Mauerman
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                                              George S. Mauerman

                                              /s/ Heather J. Mauerman
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                                              Heather J. Mauerman

                                              /s/ Heidi M. Wendland
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                                              Heidi M. Wendland

                                              /s/ Michael D. Wendland
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                                              Michael D. Wendland